As filed with the Securities and Exchange Commission on December 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2919312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Corporate Drive, Suite 400 Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Everbridge, Inc. 2022 Inducement Plan

(Full titles of the plans)

David Wagner

Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot J. Mark, Esq.

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents we filed with the SEC are incorporated by reference into this Registration Statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the SEC on February 25, 2022;

(b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May  9, 2022, August  9, 2022 and November 8, 2022, respectively;

(c) Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, January  19, 2022, May  9, 2022, May  25, 2022, July  25, 2022, October  11, 2022, November  8, 2022, November  14, 2022, November  23, 2022 and Form 8-K filed with the SEC on December  20, 2022 and second Form 8-K filed on December 20, 2022 (with the exception of information furnished under Item 2.02 and Item 7.01, which is not deemed filed and which is not incorporated by reference in this prospectus);

(d) The description of the Common Stock included in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(e) All documents, reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock will be passed upon by Elliot J. Mark, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Mark owns, or has the right to acquire, a number of shares of Common Stock which represents less than 1% of the total outstanding Common Stock of the Company.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Our amended and restated certificate of incorporation contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

Our amended and restated bylaws provide that:

•	we are required to indemnify its directors and executive officers to the fullest extent permitted by law;

•	we may indemnify its other officers, employees and agents to the extent not prohibited by law;

•

we are required upon satisfaction of certain conditions to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, we have entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents, subject to certain exceptions.

We currently carry liability insurance for its directors and officers for securities matters.

The indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of its directors and executive officers are sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

3.1	Sixth Amended and Restated Certificate of Incorporation of Everbridge, Inc.	10-Q	001 - 37874	3.1	8/9/21

3.2	Second Amended and Restated Bylaws of Everbridge, Inc.	10-Q	001 - 37874	3.2	8/9/21

5.1*	Opinion of Elliot J. Mark, Esq.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Elliot J. Mark, Esq. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Everbridge, Inc. 2022 Inducement Plan.	8-K	001-37874	10.1	12/20/22

99.2	Form of Option Grant Notice and Award Agreement under the Everbridge, Inc. 2022 Inducement Plan.	8-K	001-37874	10.2	12/20/22

99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Everbridge, Inc. 2022 Inducement Plan.	8-K	001-37874	10.3	12/20/22

107*	Calculation of Filing Fee Table.

* Filed herewith.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on December 28, 2022.

EVERBRIDGE, INC.

By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Wagner and Elliot J. Mark, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wagner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2022
David Wagner

/s/ Patrick Brickley	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 28, 2022
Patrick Brickley

/s/ Phillip E. Huff	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	December 28, 2022
Phillip E. Huff

/s/ Richard D’Amore	Director	December 28, 2022
Richard D’Amore

/s/ Alison Dean	Director	December 28, 2022
Alison Dean

/s/ Jaime Ellertson	Chairman of the Board of Directors	December 28, 2022
Jaime Ellertson

/s/ Bruns Grayson	Director	December 28, 2022
Bruns Grayson

/s/ David Henshall	Vice Chairman of the Board of Directors	December 28, 2022
David Henshall

/s/ Kent Mathy	Director	December 28, 2022
Kent Mathy

/s/ Simon Paris	Director	December 28, 2022
Simon Paris

/s/ Sharon Rowlands	Director	December 28, 2022
Sharon Rowlands